UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2017 (July 13, 2017)

FUSE MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-10093	59-1224913
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1565 North Central Expressway Suite 220 Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (817) 439-7025

Former Address: 1300 Summit Avenue, Suite 670 Fort Worth, Texas 76102

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry Into a Material Definitive Agreement

On July 19, 2017, Fuse Medical, Inc. (the “Company”) entered into that certain Commercial Property Lease Agreement, dated to be effective July 14, 2017 (the “Lease”), by and between the Company and 1565 North Central Expressway, LP—an entity controlled by the Company’s largest stockholder, Mark W. Brooks. The Lease provides that the Company will pay rent of $4,000 per month and the initial term of the Lease begins on July 14, 2017 and ends December 31, 2017.  A copy of the Lease is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement

On July 17, 2017, the Company entered into that certain Assignment of Sublease and Consent, dated July 17, 2017 (the “Assignment Agreement”), by and between (i) PBIII-SOP, LP, (ii) PHILLIP GALYEN, PC, d/b/a Bailey & Galyen (“Galyen”), (iii) the Company, and (iv) LawConnect, Inc. d/b/a GetLegal.com (“LawConnect”).  Pursuant to the Assignment Agreement, the Company assigned to LawConnect all of the Company’s right, title, and interest in that certain Sublease Agreement, dated September 1, 2015 (the “Assigned Sublease”), by and between the Company and Galyen.  The Assignment Agreement terminated all Obligations of the Company under the Assigned Sublease. A copy of the Assignment Agreement and the Assigned Sublease are filed as Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K, respectively.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 13, 2017, the Board of Directors (the “Board”) of the Company appointed “Ricky” Raj S. Kalra, M.D. to serve as a member of the Board.

Dr. Kalra is a spine fellowship-trained neurosurgeon in Dallas, Texas. He attended Rice University where he received a degree in economics. He also attended London School of Economics as a Hansard Scholar. Dr. Kalra worked at Merrill Lynch in their investment banking sector after his undergraduate education. He then attended Washington University School of Medicine in Saint Louis and completed his neurosurgery residency at the University of Utah. As part of his spine fellowship, Dr. Kalra trained in Germany under Dr. Rudolf Beisse.  Dr. Kalra has published more than twenty scientific articles and book chapters and has received the Preuss award by the Congress of Neurological Surgeons for his research in brain tumors.  Dr. Kalra was appointed to the Board for his financial acumen as well as experience in the industry.

The Company and Dr. Kalra are parties to an Independent Contractor Agreement, dated July 1, 2017, whereby the Company agreed to pay Dr. Kalra $10,000 (the “Consulting Fee”) in return for the provision of his analysis and advice on certain strategic matters.  The entire Consulting Fee was paid to Dr. Kalra prior to his appointment to the Board.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1	Commercial Property Lease Agreement dated July 19, 2017 by and between Fuse Medical, Inc. and 1565 North Central Expressway, LP.

10.2

Assignment of Sublease and Consent, dated July 17, 2017, by and between (i) PBIII-SOP, LP, (ii) PHILLIP GALYEN, PC, d/b/a Bailey & Galyen, (iii) Fuse Medical, Inc., and (iv) LawConnect, Inc. d/b/a GetLegal.com.

10.3	Sublease Agreement dated September 1, 2015, by and between Fuse Medical, Inc. and PHILLIP GALYEN, PC, d/b/a Bailey & Galyen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FUSE MEDICAL, INC.

By:	/s/ William E. McLaughlin, III
William E. McLaughlin, III, Interim Chief Financial Officer

Date: July 19, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Commercial Property Lease Agreement dated July 19, 2017 by and between Fuse Medical, Inc. and 1565 North Central Expressway, LP.

10.2

Assignment of Sublease and Consent, dated July 17, 2017, by and between (i) PBIII-SOP, LP, (ii) PHILLIP GALYEN, PC, d/b/a Bailey & Galyen, (iii) Fuse Medical, Inc., and (iv) LawConnect, Inc. d/b/a GetLegal.com.

10.3	Sublease Agreement dated September 1, 2015, by and between Fuse Medical, Inc. and PHILLIP GALYEN, PC, d/b/a Bailey & Galyen.